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BLACKROCK FUNDS (THE "TRUST"): BLACKROCK EMERGING MARKETS LONG/SHORT EQUITY
FUND (THE "FUND")

77D(a)
Policies with respect to security investments

Attached please find as an exhibit to Sub-Item 77D(a) of Form N-SAR, a description of a change to the investment policy of the Fund that was approved by the Trustees of the Trust on April 21, 2016.

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                                                                 EXHIBIT 77D(A)

BLACKROCK FUNDS (THE "TRUST"): BLACKROCK EMERGING MARKETS LONG/SHORT EQUITY FUND (THE "FUND")

77D(a)
Policies with respect to security investments

On April 21, 2016, the Board of Trustees of the Trust approved a proposal to amend the Fund's investment strategies to allow the Fund to utilize index swaps as a principal strategy. The change took effect on May 6, 2016.